Exhibit 99.1

EVO Reports Third Quarter 2022 Results

ATLANTA--(BUSINESS WIRE)--November 2, 2022--EVO Payments, Inc. (NASDAQ: EVOP) (“EVO” or “EVO Payments” or the “Company”) today announced its third quarter 2022 financial results.

For the quarter ended September 30, 2022, reported revenue was $138.7 million compared to $135.0 million in the prior year, an increase of 3%. Adjusted revenue for the quarter was $145.6 million, an increase of 16%. On a GAAP basis for the quarter, net income was $3.8 million compared to $7.1 million in the prior year, a decrease of 46%. Adjusted EBITDA increased 11% to $57.2 million for the quarter, and on a constant currency basis, adjusted EBITDA increased 21%.

For the nine months ended September 30, 2022, reported revenue was $403.3 million compared to $363.5 million in the prior year, an increase of 11%. Adjusted revenue for the nine months ended September 30, 2022 increased 19%. On a GAAP basis for the nine months ended September 30, 2022, net income was $20.2 million compared to $11.1 million in the prior year, an increase of 83%. Adjusted EBITDA increased 16% to $148.9 million for the nine months ended September 30, 2022, and on a constant currency basis, adjusted EBITDA increased 23%.

“EVO’s solid third quarter performance reflects the strong growth from our international markets coupled with the expansion of our U.S. tech-enabled businesses,” stated James G. Kelly, Chief Executive Officer of EVO. “We continued to make progress obtaining necessary regulatory approvals and satisfying customary closing conditions related to our previously announced merger with Global Payments and continue to expect to complete the transaction no later than the first quarter of 2023.”

Third Quarter Highlights

  Adjusted international revenue grew 30% and now represents 65% of total revenue.
    Europe’s adjusted revenue increased 40% and DCC revenue increased 35% as cross border activity exceeded pre-pandemic levels.
    Latin America’s revenue increased 11% on a constant currency basis driven by 7% growth in the merchant portfolio.
  Signed new integrated referral partners across all markets, expanding EVO’s tech-enabled referral network.
  Adjusted net income per share increased 26% compared to last year to $0.34 per share.
  Leverage as of September 30, 2022 was 1.7 times, an improvement from 2.2 times as of September 30, 2021.

Update on Pending Acquisition by Global Payments

EVO previously announced it has entered into a definitive merger agreement with Global Payments Inc. (“Global Payments”) under which Global Payments will acquire EVO for $34.00 per share in cash in a transaction that represents an enterprise value for EVO of $4.0 billion. The transaction was approved by EVO stockholders on October 26, 2022. In addition, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the transaction expired on October 17, 2022. The transaction is expected to close in the first quarter of 2023. Completion of the transaction is subject to the satisfaction of the remaining closing conditions. Due to the pending merger transaction, EVO will not provide guidance or host a conference call or webcast to review the third quarter 2022 financial results.

Forward-Looking Statements

This release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are often identified by words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current beliefs, assumptions, estimates, and expectations, taking into account the information currently available to us, and are not guarantees of future results or performance. Forward-looking statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: (1) disruption to our business caused by the proposed acquisition of us by Global Payments Inc. (“Global Payments”); (2) our ability to consummate the proposed transaction with Global Payments within the contemplated timeframe, or at all, including risks and uncertainties related to securing the necessary regulatory approvals and the satisfaction of other closing conditions; (3) the impact on our stock price, business, financial condition and results of operations if the proposed transaction with Global Payments is not consummated; (4) costs, charges and expenses relating to the proposed transaction with Global Payments; (5) the continuing uncertainties regarding the ultimate scope and trajectory of the COVID-19 pandemic (including its variant strains) on our business and our merchants, including the impact of social distancing, shelter-in-place, shutdowns of non-essential businesses and similar measures imposed or undertaken by governments; (6) our ability to anticipate and respond to changing industry trends and the needs and preferences of our customers and consumers; (7) the impact of substantial and increasingly intense competition; (8) the impact of changes in the competitive landscape, including disintermediation from other participants in the payments chain; (9) the effects of global economic, political, market, health and other conditions, including the continuing impact of the COVID-19 pandemic and the evolving situation with Ukraine and Russia; (10) our compliance with governmental regulations and other legal obligations, particularly related to privacy, data protection, information security, and consumer protection laws; (11) our ability to protect our systems and data from continually evolving cybersecurity risks or other technological risks; (12) failures in our processing systems, software defects, computer viruses, and development delays; (13) degradation of the quality of the products and services we offer, including support services; (14) our ability to recruit, retain and develop qualified personnel; (15) risks associated with our ability to successfully complete, integrate and realize the expected benefits of acquisitions; (16) continued consolidation in the banking and payment services industries, including the impact of the combination of Banco Popular and Grupo Santander and the related bank branch consolidation; (17) increased customer, referral partner, or sales partner attrition; (18) the incurrence of chargebacks; (19) failure to maintain or collect reimbursements; (20) fraud by merchants or others; (21) the failure of our third-party vendors to fulfill their obligations; (22) failure to maintain merchant and sales relationships or financial institution alliances; (23) ineffective risk management policies and procedures; (24) our inability to retain smaller-sized merchants and the impact of economic fluctuations on such merchants, (25) damage to our reputation, or the reputation of our partners; (26) seasonality and volatility; (27) geopolitical and other risks associated with our operations outside of the United States, such as the conflict between Russia and Ukraine; (28) any decline in the use of cards as a payment mechanism or other adverse developments with respect to the card industry in general; (29) increases in card network fees; (30) failure to comply with card networks requirements; (31) a requirement to purchase the equity interests of our eService subsidiary in Poland held by our JV partner; (32) changes in foreign currency exchange rates; (33) future impairment charges; (34) risks relating to our indebtedness, including our ability to raise additional capital to fund our operations on economized terms or at all and exposure to interest rate risks; (35) the phase out of LIBOR and the transition to other benchmarks; (36) restrictions imposed by our credit facilities and outstanding indebtedness; (37) participation in accelerated funding programs; (38) failure to enforce and protect our intellectual property rights; (39) failure to comply with, or changes in, laws, regulations and enforcement activities, including those relating to corruption, anti-money laundering, data privacy, and financial institutions; (40) impact of new or revised tax regulations; (41) legal proceedings, including the impact of potential litigation relating to the proposed transaction with Global Payments, including litigation that seeks to prevent the merger from being consummated within the contemplated timeframe, or at all; (42) our dependence on distributions from EVO Investco, LLC to pay our taxes and expenses, including certain payments to the Continuing LLC Owners (as defined our public filings) and, in the event that any tax benefits are disallowed, our inability to be reimbursed for payments made to the Continuing LLC Owners; (43) our organizational structure, including benefits available to the Continuing LLC Owners that are not available to holders of our Class A common stock to the same extent; (44) the risk that we could be deemed an investment company under the Investment Company Act of 1940, as amended; (45) the significant influence the Continuing LLC Owners continue to have over us, including control over decisions that require the approval of stockholders; (46) certain provisions of Delaware law and antitakeover provisions in our organizational documents could delay or prevent a change of control; (47) certain provisions in our organizational documents, including those that provide Delaware as the exclusive forum for litigation matters and that renounce the doctrine of corporate opportunity; (48) our ability to maintain effective internal control over financial reporting and disclosure (48) changes in our stock price, including relating to downgrades, analyst reports, and future sales by us or by existing stockholders; and (49) the other risks and uncertainties included from time to time in our filings with the SEC, including those listed under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

We qualify any forward-looking statements entirely by the cautionary factors listed above, among others. Other risks, uncertainties and factors, not listed above, could also cause our actual results to differ materially from those projected in any forward-looking statements we make. Except as may be required by any applicable securities laws, we assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP financial measures

EVO Payments, Inc. has supplemented revenue, segment profit, net income (loss), earnings per share information and weighted average common shares determined in accordance with GAAP by providing these and other measures on an adjusted basis in this release. The non-GAAP financial measures presented herein should not be considered in isolation of, as a substitute for, or superior to, financial information prepared in accordance with GAAP, and such measures may not be comparable to those reported by other companies. Management uses these adjusted financial performance measures for financial and operational decision making and as a means to facilitate period-to-period comparisons. Management also uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. The Company believes that these adjusted measures provide useful information to investors about the Company’s ongoing underlying operating performance and enhance the overall understanding of the financial performance of the Company’s core business by presenting the Company’s results without giving effect to non-operational items such as equity-based compensation and costs related to transition, acquisition and integration matters, and giving effect to a normalized effective tax rate for the Company. This release also contains information on various financial measures presented on a currency-neutral basis. The Company believes these currency-neutral measures provide useful information to investors about the Company’s performance by excluding fluctuations caused solely by movements in currency exchange rates in the non-U.S. jurisdictions where the Company operates. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure are included in the schedules to this release.

Among other non-GAAP financial measures presented, this release contains a presentation of our adjusted revenue, adjusted EBITDA, adjusted net income, and adjusted net income per share information. These measures do not purport to be an alternative to cash flows from operating activities as a measure of liquidity, and are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as tax payments and, in the case of adjusted EBITDA, interest payments and debt service requirements. Further, adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance. These measures, or measures similar to them, are frequently used by analysts, investors, and other interested parties to evaluate companies in our industry.

Adjusted revenue is defined as revenue adjusted for constant currency and includes operating income in the form of liquidated damages resulting from the termination of the bank partner marketing alliance agreement during the fiscal quarter. Such liquidated damages are in lieu of future merchant referrals and revenue that the Company would have otherwise earned.

Adjusted EBITDA is defined as net income (loss) before provision for income taxes, net interest expense, and depreciation and amortization, excluding the impact of net income attributable to non-controlling interests in consolidated entities (including related depreciation and amortization and income taxes), share-based compensation, gain (loss) on investment in equity securities, financing costs, currency exchange impacts, and transition, acquisition and integration costs.

Adjusted net income is defined as net income (loss) adjusted to exclude income taxes, the impact of net income attributable to non-controlling interests in consolidated entities (including related depreciation and amortization and income taxes), share-based compensation, gain (loss) on investment in equity securities, financing costs, currency exchange impacts, transition, acquisition and integration costs, and amortization of acquisition intangibles and subsequently adjusted to give effect to a normalized tax rate for the Company.

The calculation of adjusted EBITDA and adjusted net income have limitations as analytical tools, including: (a) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures, or contractual commitments; (b) they do not reflect changes in, or cash requirements for, the Company’s working capital needs; (c) in the case of adjusted EBITDA, it does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on the Company’s indebtedness; (d) they do not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes; and (e) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

Adjusted net income per share is defined as adjusted net income divided by pro forma weighted average shares. On May 25, 2021, all 32,163,538 outstanding shares of the Company’s Class B common stock were automatically cancelled for no consideration and each outstanding share of the Company’s Class C common stock was automatically converted into one share of Class D common stock. Prior to May 25, 2021, pro forma weighted average shares is defined as GAAP common weighted average shares (equal to our weighted average Class A common shares) plus our weighted average Class B common shares, weighted average Class C common shares, weighted average Class D common shares, dilutive equity awards measured under the treasury stock method, and weighted average preferred shares (including paid-in-kind dividends). Following May 25, 2021, pro forma weighted average shares is defined as GAAP common weighted average shares (equal to our weighted average Class A common shares), plus weighted average Blueapple common shares (formerly Class B common shares), weighted average Class D common shares (which include converted weighted average Class C common shares), dilutive equity awards measured under the treasury stock method, and weighted average preferred shares (including paid-in-kind dividends). Weighted average preferred shares is defined as the weighted average shares of Class A common stock issuable upon a voluntary conversion of the Company’s Series A convertible preferred stock by its holder. Blueapple common shares (formerly Class B common shares) is defined as the weighted average Class A common shares issuable upon the exercise by Blueapple, Inc., a Delaware corporation which is controlled by entities affiliated with the Company’s founder and Chairman of the board of directors (“Blueapple”), of its right to cause the Company to use its commercially reasonable best efforts to pursue a public offering of up to 32,163,538 Class A common shares and use the net proceeds therefrom to purchase an equivalent number of the units of EVO Investco, LLC held by Blueapple.

Net Debt to LTM Adjusted EBITDA ratio, which we refer to as our Leverage Ratio, is a non-GAAP measure defined as total long-term debt less available cash (cash on the balance sheet and cash in transit less certain merchant settlement account balances and merchant reserves) divided by the trailing twelve month Adjusted EBITDA. This ratio is frequently used by investors, and management believes this measure provides relevant and useful information.

About EVO Payments, Inc.

EVO Payments, Inc. (NASDAQ: EVOP) is a leading payment technology and services provider. EVO offers an array of innovative, reliable, and secure payment solutions to merchants ranging from small and mid-size enterprises to multinational companies and organizations across the globe. As a fully integrated merchant acquirer and payment processor in over 50 markets and 150 currencies worldwide, EVO provides competitive solutions that promote business growth, increase customer loyalty, and enhance data security in the international markets it serves.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 1 - Condensed Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% change	2022	2021	% change

Revenue	$138,663	$135,041	3%	$403,260	$363,456	11%
Operating expenses:
Cost of services and products	21,831	19,121	14%	66,278	54,276	22%
Selling, general and administrative	81,453	71,982	13%	224,668	198,050	13%
Depreciation and amortization	21,136	21,941	(4%)	60,453	63,562	(5%)
Total operating expenses	124,420	113,044	10%	351,399	315,888	11%
Other operating income	6,939	-	NM	6,939	-	NM
Income from operations	21,182	21,997	(4%)	58,800	47,568	24%
Other income (expense):
Interest income	769	454	69%	2,229	1,024	118%
Interest expense	(4,260)	(6,123)	30%	(12,634)	(18,282)	31%
Gain (loss) on investment in equity securities	4,425	(1,298)	NM	2,122	968	119%
Other income (expense), net	228	379	(40%)	(658)	(340)	(94%)
Total other income (expense)	1,162	(6,588)	118%	(8,941)	(16,630)	46%
Income before income taxes	22,344	15,409	45%	49,859	30,938	61%
Income tax expense	(18,513)	(8,284)	(123%)	(29,614)	(19,859)	(49%)
Net income	3,831	7,125	(46%)	20,245	11,079	83%
Less: Net income attributable to non-controlling interests in consolidated entities	3,845	3,259	18%	9,545	6,484	47%
Less: Net (loss) income attributable to non-controlling interests of EVO Investco, LLC	(220)	1,396	NM	3,558	(196)	NM
Net income attributable to EVO Payments, Inc.	206	2,470	(92%)	7,142	4,791	49%
Less: Accrual of redeemable preferred stock paid-in-kind dividends	2,672	2,511	6%	7,809	7,338	6%
Net loss attributable to Class A common stock	$(2,466)	$(41)	NM	$(667)	$(2,547)	74%

Earnings per share
Basic	($0.05)	($0.00)		($0.01)	($0.05)
Diluted	($0.05)	($0.00)		($0.01)	($0.05)
Weighted average Class A common stock outstanding
Basic	48,151,438	47,380,034		47,853,503	46,979,057
Diluted	48,151,438	47,380,034		47,853,503	46,979,057

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 2 - Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except share data)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$429,760	$410,368
Accounts receivable, net	16,533	16,065
Other receivables	28,830	18,087
Inventory	7,296	4,210
Settlement processing assets	341,952	311,681
Other current assets	29,134	20,514
Total current assets	853,505	780,925
Equipment and improvements, net	62,410	68,506
Goodwill, net	370,571	385,651
Intangible assets, net	178,506	200,726
Deferred tax assets	245,943	238,261
Operating lease right-of-use assets	36,238	34,704
Investment in equity securities, at fair value	30,627	25,398
Other assets	18,282	19,214
Total assets	$1,796,082	$1,753,385

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Settlement lines of credit	$3,622	$7,887
Current portion of long-term debt	14,092	14,058
Accounts payable	7,719	6,889
Accrued expenses and other current liabilities	135,006	127,060
Settlement processing obligations	468,732	422,109
Current portion of operating lease liabilities, inclusive of related party liability of $1.0 million and $1.3 million at September 30, 2022 and December 31, 2021, respectively	6,779	7,122
Total current liabilities	635,950	585,125
Long-term debt, net of current portion	558,396	568,632
Deferred tax liabilities	24,105	22,207
Tax receivable agreement obligations, inclusive of related party liability of $169.7 million and $169.4 million at September 30, 2022 and December 31, 2021, respectively	180,406	180,143
Operating lease liabilities, net of current portion, inclusive of related party liability of $0.1 million and $1.0 million at September 30, 2022 and December 31, 2021, respectively	31,363	28,948
Other long-term liabilities	11,169	7,891
Total liabilities	1,441,389	1,392,946
Commitments and contingencies
Redeemable non-controlling interests	1,288,210	1,029,090
Redeemable preferred stock (par value, $0.0001 per share), Authorized, Issued and Outstanding – 152,250 shares at September 30, 2022 and December 31, 2021. Liquidation preference: $175,900 and $168,309 at September 30, 2022 and December 31, 2021, respectively	171,816	164,007
Shareholders' equity (deficit):
Class A common stock (par value $0.0001), Authorized - 200,000,000 shares, Issued and Outstanding - 48,293,979 and 47,446,061 shares at September 30, 2022 and December 31, 2021, respectively	5	5
Class D common stock (par value $0.0001), Authorized - 32,000,000 shares, Issued and Outstanding - 3,741,074 and 3,783,074 shares at September 30, 2022 and December 31, 2021.	-	-
Additional paid-in capital	-	-
Accumulated deficit attributable to Class A common stock	(890,378)	(652,871)
Accumulated other comprehensive loss	(22,196)	(9,154)
Total EVO Payments, Inc. shareholders' deficit	(912,569)	(662,020)
Nonredeemable non-controlling interests	(192,764)	(170,638)
Total deficit	(1,105,333)	(832,658)

Total liabilities, redeemable non-controlling interests, redeemable preferred stock, and shareholders' deficit	$1,796,082	$1,753,385

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 3 - Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$20,245	$11,079
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	60,453	63,562
Gain on investment in equity securities	(2,122)	(968)
Amortization of deferred financing costs	890	2,006
Loss on disposal of equipment and improvements	-	872
Share-based compensation expense	21,947	21,459
Deferred taxes, net	8,090	14,118
Other	(2,541)	365
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(2,908)	3,048
Other receivables	(12,667)	3,091
Inventory	(3,966)	631
Other current assets	971	(1,439)
Operating lease right-of-use assets	5,878	4,912
Other assets	(3,789)	(2,777)
Accounts payable	1,969	3,631
Accrued expenses and other current liabilities	17,814	683
Settlement processing funds, net	22,208	(44,270)
Operating lease liabilities	(5,676)	(5,637)
Other	(1,358)	(2,310)
Net cash provided by operating activities	125,438	72,056
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(5,254)	(18,809)
Purchase of equipment and improvements	(26,774)	(25,929)
Acquisition of intangible assets	(18,256)	(6,871)
Collections of notes receivable	-	48
Net cash used in investing activities	(50,284)	(51,561)
Cash flows from financing activities:
Net repayments of settlement lines of credit	(3,680)	(1,433)
Proceeds from long-term debt	11,200	-
Repayments of long-term debt	(22,225)	(4,945)
Deferred and contingent consideration paid	(1,593)	(484)
Repurchases of shares to satisfy minimum tax withholding	(3,156)	(4,463)
Proceeds from exercise of common stock options	7,301	7,668
Distributions to non-controlling interest holders	(9,398)	(10,914)
Contribution from non-controlling interest holders	2,133	1,487
Net cash used in financing activities	(19,418)	(13,084)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(36,088)	(9,708)
Net increase (decrease) in cash, cash equivalents, and restricted cash	19,648	(2,297)
Cash, cash equivalents, and restricted cash, beginning of period	410,615	418,539
Cash, cash equivalents, and restricted cash, end of period	$430,263	$416,242

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 4 - Reconciliation of GAAP to Non-GAAP Measures

(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% change	2022	2021	% change

Revenue	$138,663	$135,041	3%	$403,260	$363,456	11%
Liquidated damages payment[1]	6,939	-	NM	6,939	-	NM
Currency impact[2]	-	(9,266)	NM	-	(17,694)	NM
Adjusted revenue	$145,601	$125,775	16%	$410,198	$345,762	19%

Net income	$3,831	$7,125	(46%)	$20,245	$11,079	83%
Net income attributable to non-controlling interests in consolidated entities	(3,845)	(3,259)	(18%)	(9,545)	(6,484)	(47%)
Income tax expense	18,513	8,284	123%	29,614	19,859	49%
Interest expense, net	3,491	5,669	(38%)	10,405	17,258	(40%)
Depreciation and amortization	21,136	21,941	(4%)	60,453	63,562	(5%)
(Gain) loss on investment in equity securities	(4,425)	1,298	NM	(2,122)	(968)	(119%)
Share-based compensation expense	7,237	9,172	(21%)	21,947	21,459	2%
Transition, acquisition and integration costs[3]	11,280	1,132	896%	17,916	2,113	748%
Adjusted EBITDA	57,218	51,363	11%	148,912	127,880	16%
Currency impact[2]	-	(3,971)	NM	-	(6,679)	NM
Currency-neutral adjusted EBITDA	$57,218	$47,392	21%	$148,912	$121,200	23%
[1]	Represents the Liberbank liquidated payment. Recorded as other operating income, but shown here as the fee reflects a payment for forgone processing revenues.
[2]	Represents the impact of currency shifts by adjusting prior year results to current period average foreign exchange rates for the currencies in which EVO conducts operations.
[3]

For the three months ended September 30, 2022, earnings adjustments include $11.3 million of transition, acquisition and integration related costs, inclusive of $8.7 million of costs associated with the announced merger with Global Payments Inc.

For the three months ended September 30, 2021, earnings adjustments include $1.1 million of transition, acquisition and integration related costs.

For the nine months ended September 30, 2022, earnings adjustments include $17.9 million of transition, acquisition and integration related costs, inclusive of $9.3 million of costs associated with the announced merger with Global Payments Inc.

For the nine months ended September 30, 2021, earnings adjustments include $2.1 million of transition, acquisition and integration related costs.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 5 - Adjusted Net Income (unaudited)
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except share and per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% change	2022	2021	% change

Net income	$3,831	$7,125	(46%)	$20,245	$11,079	83%
Net income attributable to non-controlling interests in consolidated entities	(3,845)	(3,259)	(18%)	(9,545)	(6,484)	(47%)
Share-based compensation expense	7,237	9,172	(21%)	21,947	21,459	2%
(Gain) loss on investment in equity securities	(4,425)	1,298	NM	(2,122)	(968)	(119%)
Income tax expense	18,513	8,284	123%	29,614	19,859	49%
Transition, acquisition and integration costs[1]	11,280	1,132	896%	17,916	2,113	748%
Acquisition intangible amortization[2]	10,359	9,558	8%	25,873	28,164	(8%)
Non-GAAP adjusted income before taxes	42,950	33,311	29%	103,927	75,222	38%
Income taxes at normalized tax rate[3]	(9,707)	(7,528)	(29%)	(23,487)	(17,000)	(38%)
Adjusted net income	$33,243	$25,783	29%	$80,439	$58,222	38%
Adjusted net income per share[4]	$0.34	$0.27	26%	$0.84	$0.62	35%
[1]	For the three months ended September 30, 2022, earnings adjustments include $11.3 million of transition, acquisition and integration related costs, inclusive of $8.7 million of costs associated with the announced merger with Global Payments Inc.
For the three months ended September 30, 2021, earnings adjustments includes $1.1 million of transition, acquisition and integration related costs.
For the nine months ended September 30, 2022, earnings adjustments include $17.9 million of transition, acquisition and integration related costs, inclusive of $9.3 million of costs associated with the announced merger with Global Payments Inc.
For the nine months ended September 30, 2021, earnings adjustments includes $2.1 million of transition, acquisition and integration related costs.
[2]	Represents amortization of intangible assets acquired through business combinations and other merchant portfolio and related asset acquisitions.
[3]	Normalized corporate income tax expense calculated using 22.6% for all periods.
[4]	Reflects pro forma weighted average shares for the period using GAAP weighted average common shares (equal to weighted average Class A common shares), weighted average Blueapple common shares (formerly Class B common shares), weighted average Class D common shares which include converted weighted average Class C common shares, weighted average preferred shares including paid-in-kind dividends, and dilutive equity awards measured under the treasury stock method.
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
(share count in millions)	2022	2021	2022	2021
Class A (GAAP weighted average common stock)	48.2	47.4	47.9	47.0
Blueapple common shares (formerly Class B)	32.2	32.2	32.2	32.2
Class D	3.8	3.8	3.8	3.9
Stock options, RSUs, RSAs	1.9	1.1	1.0	1.2
Series A convertible preferred (if converted)	11.1	10.4	10.9	10.3
Pro forma weighted average shares	97.0	94.9	95.7	94.5

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 6 - Net Debt to Adjusted EBITDA Ratio
Reconciliation of GAAP to Non-GAAP Measures
(in thousands)

	Year Ended	9 Months	9 Months	LTM[1]
	12/31/2021	9/30/2021	9/30/2022	9/30/2022
Net income	$17,689	$11,079	$20,245	$26,855
Net income attributable to non-controlling interests in consolidated entities	(9,003)	(6,484)	(9,545)	(12,064)
Income tax expense	26,376	19,859	29,614	36,131
Interest expense, net	21,510	17,258	10,405	14,657
Depreciation and amortization	83,389	63,562	60,453	80,280
Gain on investment in equity securities	(237)	(968)	(2,122)	(1,391)
Share-based compensation expense	27,419	21,459	21,947	27,907
Transition, acquisition and integration costs	4,296	2,113	17,916	20,099
Other adjustments	6,587	-	-	6,587
Adjusted EBITDA	$178,027	$127,880	$148,912	$199,060

Ratio of Net Debt to LTM Adjusted EBITDA
				9/30/2022
Gross debt				$576,975
Less: available cash[2]				(230,726)
Net debt				$346,249
Leverage Ratio				1.7x
[1]

Reflects last twelve months Adjusted EBITDA by taking full year 2021, less the nine months ended September 30, 2021, plus the nine months ended September 30, 2022 period. Amounts may differ due to rounding.

[2]	Available cash includes cash in transit from September 30, 2022 transaction date.

Contacts

EVO Payments, Inc.
Sarah Jane Schneider
Investor Relations & Corporate Communications Manager
770-709-7365
investor.relations@evopayments.com